UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2008

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington D.C.		20036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (202) 872-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

The Federal Agricultural Mortgage Corporation (“Farmer Mac”), on September 30, 2008, sold 60,000 shares of its newly issued Series B-1 senior cumulative perpetual preferred stock (“Series B-1”) and 5,000 shares of its newly issued Series B-2 senior cumulative perpetual preferred stock (“Series B-2”), each having a par value of $1.00 per share and an initial liquidation preference of $1,000 per share (subject to adjustment of such fixed dollar amount for any stock splits, stock dividends, combinations, recapitalizations or similar transactions) (collectively, the “Preferred Stock”).  Series B-1 was sold to AgFirst Farm Credit Bank; AgriBank, FCB; CoBank, ACB; Farm Credit Bank of Texas; and U.S. AgBank FCB (collectively, the “Series B-1 Investors”).  Series B-2 was sold to Zions Bancorporation (the “Series B-2 Investor,” and, together with the Series B-1 Investors, the “Investors”).  The Preferred Stock was issued and sold without registration under the Securities Act of 1933, as amended, in reliance upon the exemption provided by Section 3(a)(2) for an aggregate purchase price of $65,000,000, or $1,000 per share.

Each of the Series B-1 Investors is a member of the Farm Credit System and, as of September 30, 2008, together owned in the aggregate approximately 97.42% of the shares of Farmer Mac’s Class B Voting Common Stock, which class of common stock may only be held by members of the Farm Credit System pursuant to Farmer Mac’s statutory charter.  As of September 30, 2008, Zions First National Bank, an affiliate of the Series B-2 Investor, owned 31.25% of the shares of Farmer Mac’s Class A Voting Common Stock, which class of common stock may only be held by insurance companies, banks, or other financial institutions pursuant to Farmer Mac’s statutory charter.  As of September 30, 2008, the Series B-2 Investor owned approximately 9.88% of the shares of Farmer Mac’s Class C Non-Voting Common Stock.  John Dan Raines, a director of AgFirst Farm Credit Bank, and Brian J. O’Keane, Chief Financial Officer of AgriBank, FCB, are both Directors of Farmer Mac.  Farmer Mac is a party to several material agreements with Zions First National Bank, AgFirst Farm Credit Bank and Farm Credit Bank of Texas.  Each of these agreements is set forth in the exhibit list to Farmer Mac’s Quarterly Report on Form 10-Q for the period ended June 30, 2008.

Seniority.  With respect to dividends, distributions upon a change in control (as defined below), liquidation, and dissolution or winding up of Farmer Mac, the Preferred Stock ranks senior to Farmer Mac’s outstanding Class A Voting Common Stock, Class B Voting Common Stock, Class C Non-Voting Common Stock, 6.40% Cumulative Preferred Stock, Series A and any other capital stock issuable in the future.  Series B-1 and Series B-2 rank pari passu with one another.

Dividends.  Dividends on the Preferred Stock will compound quarterly at an annual rate of 10% of the then-applicable Liquidation Preference (as defined below) per share.  The annual rate will increase to 12% from and after the period beginning October 1, 2009, 14% from and after the period beginning October 1, 2010 and 16% from and after the period beginning October 1, 2011.  Dividends on the Preferred Stock will accrue and cumulate from September 30, 2008 whether or not declared by Farmer Mac’s Board of Directors (the “Board”) and will be payable quarterly in arrears out of legally available funds when and as declared by the Board on each dividend payment date, beginning December 31, 2008.  Farmer Mac may pay dividends on the Preferred Stock without paying dividends on any outstanding class or series of stock that ranks junior to the Preferred Stock.

Redemption.  Farmer Mac has the right, but not the obligation, to redeem all, but not less than all, of the issued and outstanding shares of Preferred Stock at a price equal to the then-applicable Liquidation Preference amount beginning nine months from September 30, 2008 and on each subsequent dividend payment date.  Farmer Mac must redeem all, but not less than all, of the outstanding shares of Preferred Stock at a price equal to the then-applicable Liquidation Preference amount under specified circumstances, including (i) in the event that any indebtedness of Farmer Mac or its subsidiaries (“Farmer Mac Debt”) becomes or is declared due and payable prior to the stated maturity thereof or is not paid when it becomes due and payable, (ii) an event of default occurs with respect to any Farmer Mac Debt, or (iii) Farmer Mac becomes bankrupt or insolvent or a receiver or conservator is appointed for Farmer Mac.  The redemption price for any shares of Preferred Stock redeemed by Farmer Mac will be payable in cash equal to the original issue price of the Preferred Stock ($1,000 per share), plus all accrued but unpaid dividends (the “Liquidation Preference”) or, at the election of Farmer Mac, payable in securities and loans that are qualified under the Farmer Mac I or Farmer Mac II programs or other assets acceptable to the holders of the Preferred Stock.

Change of Control.  Upon a change in control of Farmer Mac, holders of the Preferred Stock will be entitled to receive an amount in cash equal to the Liquidation Preference.  A “change in control” means the occurrence of (i) any consolidation or merger of Farmer Mac with or into any other entity, or any other corporate reorganization or transaction (including the acquisition of capital stock of Farmer Mac), in which the stockholders of Farmer Mac immediately prior to such consolidation, merger, reorganization or transaction own capital stock representing directly, or indirectly through one or more entities, less than 50% of the voting power of Farmer Mac or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (ii) any transaction or series of related transactions, after giving effect to which in excess of 50% of Farmer Mac’s voting power is owned directly, or indirectly through one or more entities, by any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), or (iii) a sale, lease or other disposition of all or substantially all of the assets of Farmer Mac and its subsidiaries on a consolidated basis in any transaction or series of related transactions to any “person,” excluding, in the case of clause (i) or (ii) above, any bona fide primary or secondary public offering of securities.

Voting Rights.  Except as required by applicable law, the holders of the Preferred Stock are not entitled to any voting rights.

Protective Rights.  Consent of at least two-thirds of shares of Series B-1 will be required for certain transactions involving Farmer Mac, including, without limitation, (i) proposals by Farmer Mac to amend its statutory charter or to change its bylaws in a manner that adversely affects the rights of the holders of Preferred Stock, (ii) increases or decreases in authorized amounts of the Preferred Stock other than through authorized redemptions, (iii) any issuance of capital stock that ranks senior to or on parity with the Preferred Stock, (iv) a voluntary bankruptcy, (v) the incurrence of material indebtedness other than in the ordinary course of business consistent with past practice, (vi) the redemption or repurchase of its equity securities (other than authorized redemptions of the Preferred Stock), (vii) the transfer or acquisition of material assets other than in arm’s-length transactions with affiliates in the ordinary course of business consistent with past practice, (viii) issuances of equity securities or securities convertible into equity securities, (ix) a change in control of Farmer Mac, (x) the consummation of certain transactions with affiliates of Farmer Mac other than in arm’s-length transactions in the ordinary course of business consistent with past practice, (xi) the adoption of any material new business initiative or the material expansion of existing business, or (xii) any change in the executive management of Farmer Mac or its subsidiaries.  After June 30, 2009, if, upon Farmer Mac’s request, the holders of Series B-1 determine that Farmer Mac is in sound financial condition, such holders may waive the consent right contained in (xi) above.

The holders of Series B-1 are entitled to designate, in the aggregate, three non-voting Board observers who will be permitted to attend (and receive advance notice of and all materials related to) all meetings of the Board and committees thereof, subject to confidentiality provisions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2008, the Board appointed Michael A. Gerber to the position of Acting President and Chief Executive Officer of Farmer Mac, succeeding Henry D. Edelman, effective September 30, 2008.  Also on September 30, 2008, the Board constituted an Executive Committee of the Board to work closely with Mr. Gerber and the continuing officers of Farmer Mac with respect to Farmer Mac’s operations, capital structure and transition issues, including the search for a new, permanent Chief Executive Officer.  The Executive Committee currently consists of Mr. Gerber, Lowell L. Junkins, the Acting Chairman of the Board, and James R. Engebretsen, the MBA Director and the Assistant Dean of Corporate Relations and Career Services at the Marriott School of Management at Brigham Young University.

Mr. Gerber, age 49, has been a member of the Board since June 2007 and will continue to serve as a director of Farmer Mac during his employment as Acting President and Chief Executive Officer.  He has been the President and Chief Executive Officer of Farm Credit of Western New York since 1998 and will continue in his capacity as Chief Executive Officer of that organization.  Mr. Gerber currently serves as a director of several agriculture-related organizations.  Concurrent with his appointment as Farmer Mac’s Acting President and Chief Executive Officer, Mr. Gerber stepped down from, and is no longer a member of, the Finance Committee and the Marketing Committee of the Board.

On October 1, 2008, the Board appointed Timothy L. Buzby, Vice President – Controller, as Acting Treasurer, succeeding Nancy E. Corsiglia who was Executive Vice President – Chief Financial Officer and Treasurer of Farmer Mac, effective October 1, 2008.  Mr. Gerber will lead the search for a new Chief Financial Officer of Farmer Mac.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

Date:	October 6, 2008	/s/ Jerome G. Oslick
Name: Jerome G. Oslick
Title: Vice President – General Counsel